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                                                                     Exhibit 4.9

                              CERTIFICATE OF TRUST

                                       OF

                                  NTC CAPITAL V

         This Certificate of Trust of NTC Capital V (the "Trust"), dated as of May 19, 2003, is being duly executed and filed by the undersigned, as trustees, to create a statutory trust under the Delaware Statutory Trust Act (12 Del. C.
(S) 3801 et seq.)

         1. Name. The name of the statutory trust being created hereby is NTC Capital V.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Bank One Delaware, Inc., Three Christiana Centre, 201 North Walnut Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

         IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                            Bank One Delaware, Inc., as Delaware
                                            Trustee of the Trust

                                            By:  /s/ Sandra L. Caruba
                                                --------------------------------
                                                  Name: Sandra L. Caruba
                                                  Title: Senior Counsel

                                            Bank One Trust Company, National
                                            Association, as Property Trustee of
                                            the Trust

                                            By:  /s/ Sandra L. Caruba
                                                --------------------------------
                                                  Name: Sandra L. Caruba
                                                  Title: Senior Counsel

                                             /s/ Duane S. Rocheleau
                                            ------------------------------------
                                            Name: Duane S. Rocheleau,
                                            Administrative Trustee